Calculation of Filing Fee Table

Exhibit 107

Form S-1

(Form Type)

TV Channels Network Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock (2)(3)	457(o)	4,312,500	$4.00	$17,250,000	$153.10 per $1,000,000	$2,640.98

	Total Offering Amounts:							$2,640.98
	Total Fee Offsets:							$2,640.98	(4)
	Net Fee Due:							$0.00

(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)Includes shares that the underwriters have the option to purchase to cover over-allotments, if any.

(3)Pursuant to Rule 416 of the Securities Act, the shares of common stock registered hereby also includes an indeterminable number of additional shares of common stock as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(4)Fee offset derived from Registration Statement on Form S-1 originally filed on January 31, 2025, as amended. See Table 2 below.

Table 2: Fee Offset Claims and Sources

Rule 457(p)

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type	Security Title	Unsold Securities	Unsold Aggregate Offering Amount	Fee Paid with Fee Offset Source
Fees Offset Claims	TV Channels Network Inc.	S-1(1)	333-284628	01-31-2025		$2,640.98	Equity	Common Stock	3,988,050	$23,928,300
Fees Offset Sources	TV Channels Network Inc.	S-1(1)	333-284628		01-31-2025						$2,640.98

(1)Fee offset derived from Registration Statement on Form S-1 originally filed on January 31, 2025, as amended. The registrant withdrew such registration statement, and all 3,988,050 shares registered under that registration statement (with the registration fee paid on the basis of $6.00 per share under that registration statement) were unsold.